Exhibit 99.2

AMEDISYS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL STATEMENTS

(Amounts in thousands)

Earnings from continuing operations before interest, taxes, depreciation and amortization (“EBITDA”) and Adjusted EBITDA:

	For the Year Ended December 31,		For the Three-Month Periods Ended March 31,
	2011	2012	2012	2013
Net (loss) income from continuing operations attributable to Amedisys, Inc.	$(374,955)	$(82,305)	$6,469	$2,679
Add:
Provision for income taxes	(103,076)	(21,397)	4,620	1,363
Interest expense, net	8,591	12,104	2,059	1,095
Depreciation and amortization	38,558	39,926	10,054	10,123

EBITDA (1)	$(430,882)	$(51,672)	$23,202	$15,260

Add:
Certain items (2)	581,609	151,013	—	—
Debt fees (2)	—	(4,681)	—	—
Intangible write-off (2)	(737)	—	—	—
Legal fees (investigations)	7,125	8,494	3,707	2,003

Adjusted EBITDA (3)	$157,115	$103,154	$26,909	$17,263

Adjusted Net Service Revenue:

	For the Year Ended December 31,		For the Three-Month Periods Ended March 31,
	2011	2012	2012	2013
Net service revenue	$1,468,305	$1,487,905	$370,833	$339,175
Add:
Certain items (2)	(4,733)	—	—	—

Adjusted net service revenue (4)	$1,463,572	$1,487,905	$370,833	$339,175

Adjusted Net Income From Continuing Operations Attributable to Amedisys, Inc. per Diluted Share:

	For the Year Ended December 31,		For the Three-Month Periods Ended March 31,
	2011	2012	2012	2013
Net (loss) income from continuing operations attributable to Amedisys, Inc. common stockhoders per diluted share	$(13.07)	$(2.75)	$0.22	$0.09
Add:
Certain items (2)	15.21	3.67	—	—
Legal fees (investigations)	0.15	0.16	0.07	0.04

Adjusted net income from continuing operations attributable to Amedisys, Inc. common stockhoders per diluted share (5)	$2.29	$1.08	$0.29	$0.13

(1)	EBITDA is defined as net (loss) income from continuing operations attributable to Amedisys, Inc. before provision for income taxes, net interest expense, and depreciation and amortization. EBITDA should not be considered as an alternative to, or more meaningful than, income before income taxes, cash flow from operating activities, or other traditional indicators of operating performance. This calculation of EBITDA may not be comparable to a similarly titled measure reported by other companies, since not all companies calculate this non-GAAP financial measure in the same manner.

(2)	The following details the certain items for the year ended December 31, 2011 and 2012 (amounts in thousands, except per share data):

	For the Years Ended December 31,
	2011		2012
	(Income) Expense	Diluted EPS	(Income) Expense	Diluted EPS
CMS Bonus	$(4,733)	$(0.10)	$—	$—
Goodwill and other intangibles impairment charge	579,955	15.25	162,103	4.17
Non-controlling interests portion of impairment charges	—	—	(14,874)	(0.50)
Valuation allowance adjustment	—	(0.07)	—	—
Severance	3,268	0.07	2,244	0.04
Lease terminations	—	—	463	0.01
Debt costs	—	—	4,681	0.09
Exit activities related to continuing operations	3,370	0.07	—	—
Lawsuit settlement	—	—	(3,604)	(0.06)
State tax credits	—	—	—	(0.08)
Certain costs	(251)	(0.01)	—	—

Total	$581,609	$15.21	$151,013	$3.67

(3)	Adjusted EBITDA is defined as net (loss) income attributable to Amedisys, Inc. from continuing operations before provision for income taxes, net interest expense, depreciation and amortization plus certain items as described in footnote 2 and legal fees associated with investigations. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, income before income taxes, cash flow from operating activities, or other traditional indicators of operating performance. This calculation of adjusted EBITDA may not be comparable to a similarly titled measure reported by other companies, since not all companies calculate this non-GAAP financial measure in the same manner.
(4)	Adjusted net service revenue is defined as net service revenue plus certain items as described in footnote 2. Adjusted net service revenue should not be considered as an alternative to, or more meaningful than, income before income taxes, cash flow from operating activities, or other traditional indicators of operating performance. This calculation of adjusted net service revenue may not be comparable to a similarly titled measure reported by other companies, since not all companies calculate this non-GAAP measure in the same manner.
(5)	Adjusted net income from continuing operations attributable to Amedisys, Inc. common stockholders per diluted share is defined as diluted (loss) earnings from continuing operations per share plus the earnings per share effect of certain items as described in footnote 2 and legal fees associated with investigations. Adjusted net income from continuing operations attributable to Amedisys, Inc. common stockholders per diluted share should not be considered as an alternative to, or more meaningful than, income before income taxes, cash flow from operating activities, or other traditional indicators or operating performance. This calculation of adjusted net income from continuing operations attributable to Amedisys, Inc. common stockholders per diluted share may not be comparable to a similarly titled measure reported by other companies, since not all companies calculate this non-GAAP financial measure in the same manner.